Information Statement Pursuant
 to Section 14(c) of the
Securities Exchange Act of 1934
                                                    (Amendment No.   )

Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Information Statement
[ ]      Definitive Information Statement
[ ]      Confidential, for use of the Commission only (as permitted by Rule
         14c-5(d)(2)

                                                    SKINTEK LABS, INC.
                               (Name of Registrant as Specified In Its Charter)

                                                    SKINTEK LABS, INC.
                                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X[      No Fee Required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


         (2)      Form, Schedule or Registration Statement No.:


         (3)      Filing Party:


         (4)      Date Filed:



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                                                     Preliminary Copy

                                                    SKINTEK LABS, INC.
                                               1400 Quail Street, Suite 138
                                             Newport Beach, California  92660

                                                   INFORMATION STATEMENT

                                              Mailing Date:  August 26, 2002

                                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                                             REQUESTED NOT TO SEND US A PROXY


General

         This Information Statement is furnished to the holders of Common Stock, $.001 par value per share (the "Common Stock"), of Skintek Labs, Inc. (the "Company") on behalf of the Company in connection with a proposed amendment to the Certificate of Incorporation of the Company to change the name of the Company to Hunno Technologies, Inc. The proposed amendment will better reflect the Company's business and its recent acquisition of Hunno Technologies, Inc., a Korean corporation. This amendment has already been approved by the consent of persons holding __________ Shares, which is a majority of the _______ outstanding shares. YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

         The cost of this Information Statement will be borne by the Company.

Record Date

         The close of business on August 26, 2002, which is the date of the consent action by shareholders approving the amendment to its articles, was fixed as the record date pursuant to Section 228 of the Delaware General Corporation Law ("DGCL").

         The voting securities of the Company are the shares of its Common Stock, of which 18,339,934 shares were issued and outstanding as of August 26, 2002. All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

         Effective at closing on July 31, 2002, the Registrant acquired 90% of the outstanding shares of Hunno Technologies, Inc., ("Hunno") a Korean corporation engaged in developing and marketing fingerprint identification technology. The acquisition was effected pursuant to an Exchange Agreement dated July 22, 2002 between the parties and the exchange (the Exchange?) of shares by 90% of the Hunno shareholders for 14,815,832 shares of the Registrant's common stock. Immediately prior to the acquisition, there were outstanding 3,524,102 shares of the Registrant's common stock, resulting in a total of 18,339,934 shares outstanding following consummation of the Exchange.

         Principal Shareholders, Directors and Officers. The following table sets forth the beneficial ownership of the Company's Common Stock as of August 26, 2002 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder.


                                                                                                           Preliminary Copy

Name                                         Number of Shares                             Percent


Kim Sang-Gyun
Chairman, Ceo and President                  4,380,761                                    24.1%

Seo Bo Kun
Chief Financial Officer                      --                                                      --

Kim Seo
Director                                     --                                                      --

Paeng Moon-Bo
Director                                     1,453,513                                               8.0%

Lawrence Hartman
Director                                     --                                                      --

All executive
officers and
directors                                    5,834,274                                    32.1%
as a group (5
persons)

         The following persons were elected as directors and/or officers of Registrant in connection with the acquisition:

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security). The address of this person is c/o the Company.

         As of August 26, 2002, there were ____ shareholders of record.

                                     Preliminary Copy
                                                      PROPOSAL NO. 1:
                                          AMENDMENT OF ARTICLES OF INCORPORATION
                                                        NAME CHANGE

         The Shareholders holding a majority of the common stock have approved an amendment to Article 1 of the Company's Certificate of Incorporation to change the name of the Company to Hunno Technologies or any similar name. The name change will better reflect the Company's business, carried out through its 90% owned Korean subsidiary, Hunno Technologies, Inc.

         The amendment will be filed with the Delaware Secretary of State no less than twenty days after the mailing of the Information Statement.